UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2018

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jan Tinbergenstraat 80, 7559 SP Hengelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-74-357-8000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c). In late October 2017, Sensata Technologies Holding N.V. (“Sensata” or the “Company”) internally announced the expansion of the role of Steve Beringhause, Sensata’s then Executive Vice President, Performance Sensing and Chief Technology Officer (CTO) to increase the Office of the CTO’s focus on, and build a team specifically dedicated to, pursuing various megatrend opportunities, such as potential growth and opportunities driven by electrification and autonomous driving.
To this end, effective January 1, 2018, Sensata promoted Paul Chawla to Senior Vice President, Performance Sensing, Automotive. In connection with this promotion, Mr. Chawla will be responsible for providing global oversight of Sensata’s Automotive Global Business Unit and report directly to Martha Sullivan, President and Chief Executive Officer. Although effective January 1, 2018, Mr. Beringhause will no longer be directly responsible for the Automotive Global Business Unit, he will support and advise Mr. Chawla throughout 2018 as Mr. Chawla transitions into his new role. In addition, with the foregoing changes, Mr. Beringhause will be fully dedicated to his expanded role as Executive Vice President, CTO, and continue to directly report to Ms. Sullivan.
Mr. Chawla, age 52, joined Sensata in June 2014 as Vice President, Sensors Europe with over 20 years of automotive experience. In April 2016, he was promoted to Senior Vice President, Performance Sensing, Automotive, Europe with responsibility for sales, marketing, engineering and the product management team throughout Europe. Prior to joining Sensata, Mr. Chawla was with Johnson Controls Inc. (“JCI”) for 15 years, holding various leadership positions in France and Germany, and most recently serving as JCI’s Vice President and General Manager of its India Business Unit from 2010 until June 2014.
In connection with Mr. Chawla's promotion, his annual base salary will be 354,556 Euros (approximately US$425,000 at recent exchange rates), subject to periodic review and adjustment by the Compensation Committee (the “Compensation Committee”) of Sensata’s Board of Directors (the “Board”). In addition, subject to the Board or the Compensation Committee’s approval, as applicable, Mr. Chawla will be eligible to (i) receive an annual cash bonus with a target of 75% of base salary, with actual payout depending on the Company’s and leadership team’s performance; (ii) receive an annual long-term incentive award with a target grant value of US$750,000; and (iii) continue to receive the allowances and benefits already in place for his employment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: January 5, 2018	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

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